Exhibit 10.19

Ⅱ、F-8-1

Loan Guarantee Agreement

Shandong Shouguang Rural Cooperative Bank

Ⅱ、F-8-2

Friendly Prompt

Dear Sir or Madam:

For your own sake, please read the following instructions before this contract is concluded.

1.	You already have the general knowledge of laws on borrowing from this our bank.
2.	You have read all the terms of this contract and have been aware of its full meaning.
3.	You have guaranteed the authenticity, legitimacy and effectiveness of the relevant certificate and materials that you have submitted to the rural commercial bank.
4.	You have acknowledged that you have the right to sign this contract.
5.	You have ascertained the corresponding legal consequence that any fraud, breach of the contract will bear.
6.	You will sign and perform this contract in good and honest will and subject to the principle of good faith.
7.	Please fill out this contract using pen or sign pen.

If you have any questions about this contract, please contact the Rural Commercial Bank.

Ⅱ、F-8-3

Guaranty Agreement

(Shouguang) Nong Shang Hang Bao Zi (2009) NO.3-137

PARTIES:

CREDITOR (full name): Shandong Shouguang Rural Cooperative Bank

GUARANTOR (full name): (1) Weifang Jin Zheng Poultry Co., Ltd

(2)

(3)

AGREEMENT:

For good and honest performance of the Loan Contract ( No. Shouguang Nong Shang Hang Jie Zi 2009 No. 3-137, and hereafter referred to as the “Principal Contract”) executed between Shandong Haihui Group Co., Ltd (hereafter referred to as the “Debtor”) and the Creditor, the Guarantor agrees to provide guarantee to the Creditor as of the debt under the Principal Contract. This contract is made and agreed according to applicable laws and regulations and on the basis of common agreement of both parties.

Clause 1	Type and Amount of the Guaranteed Principal Credit

The guaranteed principal credit shall be short-term working capital loans, the principal amount (type of currency and written in capital) shall be RMB THREE HUNDRED FIFTY MILLION YUAN IN TOTAL .

Clause 2	Scope of Guaranty

The Scope of Guaranty covers the capital of loan, interests, default interest, compound interest, penalty damages, legal fees, lawyer's fees and other fees for the Creditor to realize its creditor’s right.

Clause 3	Type of Guaranty

The guaranty under this agreement shall be suretyship with joint and several liabilities.  When there are no less than two Guarantors, the Guarantors shall bear joint and several liabilities to the Creditor.

Ⅱ、F-8-4

Clause 4	Guaranty Period

1.	The guaranty period shall be two years after the date on which deadline for the debtor to complete its obligations under the Principal Contract arrives.

2.
The guaranty period for the acceptance of bank acceptance bill and L/C issuance finance or that under the letter of guaranty shall be two years from the date on which the Creditor effects advance money for the Debtor.

3.	The guaranty period for discount of commercial bill shall be two years from the date on which such bill expires.

4.
Where the Creditor and the Debtor come to a grace period agreement on the time limit for the debtor’s fulfillment of the debt regulated by the principal contract, the Guarantor shall continue to bear the guaranty responsibility.  The guaranty period shall be two years from the date on which the grace period expires.

5.
In case that the issues stated in the principal contract or any laws and regulations lead to the Principal Contract is declared mature by the Creditor before the expiration date hereof, the guaranty period shall be two years from such declared maturity date.

Clause 5	Undertakings of the Guarantor

1.	The Guarantor shall be liable for true, complete and valid financial report and other relevant documents and information.

2.	In case that the Debtor fails to perform its obligations under the Principal Contract, the Guarantor undertakes that it, of its own free will, will exercise the guaranty obligation.

3.	When the Guarantor fails to perform his guaranty obligation under this agreement, the Creditor is entitled to withdraw relevant sum from any account of the Guarantor.

4.	The Guarantor shall notice the Creditor in writing within 5 days from the occurrence of the following events:

(1)      Any change to the ownership, top management or any amendment to Memorandum and Article of Associations, or any adjustment to organizations for the Guarantor;

(2)      Cease of production, cease of business, cancellation of business registration or revocation of business license;

(3)      Deterioration of financial status, encountering great operation difficulties or involved in big litigation or arbitration issues.

Ⅱ、F-8-5

(4)      Any Change to name, residence, legal representative, contact information of the Guarantor.

(5)      The Guarantor involved in any matters that will negatively affect the benefits of the Creditor.

5.	The Guarantor shall notify the Creditor 15 days in advance in a written form and obtain written consent from the Creditor before it undertakes any of the following actions:

(1)       The Guarantor changes its capital structure or operation mechanism, including but not limited to contracting, renting, remolding with the stock system, joint operation, merger, take-over, de-merger, joint venture, asset transfer, applying for business cease for internal rectification purpose, applying for dissolution, applying for bankruptcy.

(2)       If the Guarantor provide guaranty for benefit of a third party or use its main capital directly or indirectly to set up mortgage or pledge guarantee for benefit of itself or a third party, and such is likely to negatively influence the Guarantor’s capacity to perform its obligations under this agreement.

6.	In case that the Debtor provides security upon a real right, the Guarantor agrees to perform its guaranty responsibility hereof prior to such security upon real right.

Clause 6	Liability for Breach of Contract

After the effectiveness of the contract, both the Creditor and the Guarantor shall perform the obligations hereof. The party that breaches the agreed obligation shall bear the liability for breach of contract and compensate the other party for any loss caused by such breach.

Clause 7	Solutions to Conflicts

Any conflicts arising from the performance of this contract shall be settled through the negotiation by both parties, or resolved through the first one of the following ways:

1.	Litigation. Any litigation shall be subject to the jurisdiction of the people’s court in the Creditor’s location.
2.	Arbitration. The conflicts shall be submitted to [ blank ] and resolved in accordance with its applicable rules.

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During the period of litigation or arbitration, the other clauses not in dispute shall be performed continuously.

Clause 8	Other Issues

No.1: The Guarantor has received the Principal Contract as well as read and understood it.

No.2: [Blank]

Clause 9	Execution of the Agreement

The agreement will come into effectiveness upon the signature or stamp by both sides.

Clause 10    This agreement is executed in THREE originals, and each party holds ONE with the same legal effectiveness.

Clause 11	Note

The creditor has required the Guarantor to understand every single clause fully and accurately; meanwhile, the creditor has explained the relevant articles upon the Guarantor’s request; thus, both parties have achieved common understanding as of this agreement.

Creditor: Shandong Shouguang Rural Cooperative Bank

(Seal)

Legal Representative
/Authorized Representative:   (the signature of Shijun Sun )

Guarantor: Weifang Jin Zheng Poultry Co., Ltd

(Seal)

Legal Representative

/Authorized Representative:   (the signature of Fengjun Shan)

Execution Date: June 28, 2009
Execution Place: Daokou Branch, Shouguang Cooperative Bank